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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                             DOWNEY FINANCIAL CORP.
             (Exact Name of Registrant as Specified in Its Charter)


    Delaware                 3501 Jamboree Road                  33-0633413
(State or Other            Newport Beach, CA 92660            (I.R.S. Employer
Jurisdiction of                                              Identification No.)
Incorporation or
 Organization)
              (Address of Principal Executive Offices Including Zip
                                      Code)
                               ------------------
              Downey Savings and Loan Association, F.A. Employees'
                           Retirement and Savings Plan
                            (Full Title of the Plan)
                               ------------------


                                 Donald E. Royer
                  Executive Vice President and General Counsel
                             Downey Financial Corp.
                               3501 Jamboree Road
                             Newport Beach, CA 92660
                     (Name and Address of Agent For Service)
                               ------------------
                                 (714) 854-3100
          (Telephone Number, Including Area Code, of Agent For Service)
                               ------------------

                         CALCULATION OF REGISTRATION FEE

                                     Proposed       Proposed
   Title of                          Maximum        Maximum
   Securities                        Offering       Aggregate
     to be         Amount to be        Price        Offering       Amount of
   Registered      Registered(3)    Per Share(1)    Price(1)    Registration Fee
--------------------------------------------------------------------------------
 Common Stock,       400,000          $23.06       $9,224,000       $2,795.15
  par value
$.01 per share
--------------------------------------------------------------------------------
  Interests in         (2)             (2)             (2)            (2)
   the Downey
Savings and Loan
Association, F.A.
   Employees'
 Retirement and
  Savings Plan
--------------------------------------------------------------------------------


(1) Estimated solely for the purposes of determining the registration fee pursuant to Rules 457(h) and 457(c) and based on the average of the high and low prices of the Common Stock of Downey Financial Corp. as reported on June 26, 1997 on the New York Stock Exchange.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. In accordance with Rule 457(h)(2), no separate fee calculation is made for Plan interests.

(3) There is also being registered hereunder such additional shares as may be issued pursuant to the antidilution provisions of the Plan.

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


                                  INTRODUCTION

     This Registration Statement on Form S-8 is filed by Downey Financial Corp., a Delaware corporation (the "Registrant"), relating to 400,000 shares of the Registrant's common stock, $.01 par value ("the Common Stock"), issuable pursuant to the Downey Savings and Loan Association, F.A. Employees' Retirement and Savings Plan ("the Plan.")


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.(1)



*    Information  required  by  Part I  of  Form S-8  to  be  contained  in  the
     Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by the Registrant and the Plan with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration Statement:

1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996;

2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

3.   The Plan's Annual Report on Form 11-K for the year ended December 31, 1995;
     and

4. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-B (Registration No. 1-13578), including any amendment or report filed for the purpose of updating such description.

     All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the




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filing of a post-effective amendment indicating that the Registrant has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Registrant files such report or document.

     Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement.

Item 4. Description of Securities.

        Not  applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law ("GCL") permits indemnification of officers and directors of the Registrant under certain conditions and subject to certain limitations. Section 145 of the GCL also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the GCL. Article 6 of the Registrant's By-laws provides for indemnification of the Registrant's officers and directors to the fullest extent provided by the GCL and other applicable laws as currently in effect and as they may be amended in the future.

     Article Seventeenth of the Registrant's Certificate of Incorporation exonerates the Registrant's directors from personal liability to the Registrant or its shareholders for monetary damages for breach of the fiduciary duty of care as a director, provided that Article Seventeenth does not eliminate or limit liability for any breach of the directors' duty of loyalty for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, for any improper declaration of dividends or for any transaction from which the director derived an improper personal benefit. Article Seventeenth does not eliminate a shareholder's right to seek non-monetary, equitable remedies, such as an injunction or rescission, to redress an action taken by the directors. However, as a practical matter, equitable remedies may not be available in all situations, and there may be instances in which no effective remedy is available.




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



Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        Exhibit No.             Description

          4.1  Certificate of Incorporation of the Registrant(1)

          4.2  Bylaws of the Registrant(2)

          4.3 Downey Savings and Loan Association, F.A. Employees' Retirement and Savings Plan

          4.4  Directed Employee Benefit Trust Agreement dated November 16, 1994

          23.1 Consent of KPMG Peat Marwick LLP

          23.2 Consent of Scott Bankhead & Co.

          24   Powers of Attorney (contained on signature page hereto)

(1) Filed as part of the Registrant's Form S-8 filed on February 3, 1995 and incorporated herein by reference.

(2) Filed as part of the Registrant's Form 8-B/A filed on January 17, 1995 and incorporated herein by reference.

     The Registrant hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and undertakes to make all changes required by the IRS in order to qualify the Plan.

Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect  in the  prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and


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              (iii) to include  any  material  information  with  respect to the
                    plan  of  distribution  not  previously   disclosed  in  the
                    Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(2)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on 1 day of July, 1997.

                                              DOWNEY FINANCIAL CORP.


                             By:                /s/ JAMES W. LOKEY
                                ------------------------------------------------
                                                   James W. Lokey
                                        President and Chief Executive Officer

                                                 POWER OF ATTORNEY

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints James W. Lokey and Thomas E. Prince, and each of them severally as his or her attorney-in-fact to sign his or her name and on his or her behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments to this Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.


     Name and Signature               Title                          Date


     /s/ JAMES W. LOKEY     President and Chief Executive          July 1, 1997
--------------------------  Officer (Principal Executive Officer)
      James W. Lokey

   /s/ THOMAS E. PRINCE     Executive Vice President and Chief     July 1, 1997
--------------------------  Financial Officer (Principal
     Thomas E. Prince       Financial and Accounting Officer)




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 /s/ MAURICE L. McALISTER   Chairman of the Board                  July 1, 1997
--------------------------
   Maurice L. McAlister

   /s/ CHERYL E. JONES      Vice Chairman of the Board             July 1, 1997
--------------------------
     Cheryl E. Jones

 /s/ DR. DENNIS J. AIGNER   Director                               July 1, 1997
--------------------------
  Dr. Dennis J. Aigner

   /s/ DR. PAUL KOURI       Director                               July 1, 1997
--------------------------
    Dr. Paul Kouri

    /s/ SAM YELLEN          Director                               July 1, 1997
--------------------------
      Sam Yellen

                            Director                               July 1, 1997
--------------------------
    Brent McQuarrie

  /s/ LESTER C. SMULL       Director                               July 1, 1997
--------------------------
    Lester C. Smull


     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on July 1, 1997.

                                DOWNEY SAVINGS AND LOAN
                                ASSOCIATION, F.A. EMPLOYEES'
                                RETIREMENT AND SAVINGS PLAN



                                By:              /s/ THOMAS E. PRINCE
                                      ------------------------------------------
                                      Name:    Thomas E. Prince
                                      Title:   Member, Administrative Committee



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


                                  EXHIBIT INDEX


 Exhibit No.                       Description

     4.1     Certificate of Incorporation of the Registrant(1)

     4.2     Bylaws of the Registrant(2)

     4.3 Downey Savings and Loan Association, F.A. Employees' Retirement and Savings Plan

     4.4     Directed  Employee Benefit Trust Agreement dated  November 16, 1994

     23.1    Consent of KPMG Peat Marwick LLP

     23.2    Consent of Scott Bankhead & Co.

     24      Powers of Attorney (contained on signature page hereto)

(1) Filed as part of the Registrant's Form S-8 filed on February 3, 1995 and incorporated herein by reference.

(2) Filed as part of the Registrant's Form 8-B/A filed on January 17, 1995 and incorporated herein by reference.



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